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                                                                     EXHIBIT 5.1

                           Kelly, Hart & Hallman, P.C.
                                 201 Main Street
                             Fort Worth, Texas 76109

                                December 7, 2001

XTO Energy Inc.
810 Houston Street, Suite 2000
Fort Worth, Texas  76102

     Re:   Registration Statement on Form S-3

Gentlemen:

     This firm has acted as counsel to XTO Energy Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time (A) by the Company of up to $590,000,000 aggregate amount of (i) debt securities of the Company (the "Debt Securities"), (ii) preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"), (iii) common stock, par value $0.01 per share, of the Company (the "Common Stock") and (iv) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants") and (B) by certain selling stockholders of the Company to be named in the Registration Statement of up to $10,000,000 of Common Stock.

     In connection with this opinion, we have made the following assumptions:
(i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and if not originals are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

     Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     1. The Company was incorporated, exists and is in good standing under the laws of the State of Delaware.


     2. Assuming that any indenture, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) an indenture and any applicable supplemental indenture relating to the Debt Securities have been duly executed and delivered, (ii) the terms of the Debt Securities have been duly established in accordance with the applicable indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or

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XTO Energy Inc.
December 7, 2001
Page 2


breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and the applicable supplemental indenture relating to such Debt Securities, and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditor's rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     3. Upon the authorization of issuance and sale and designation of the relative rights, preferences and limitations of any class or series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such class or series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such class or series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are paid for, issued and delivered in accordance with the applicable underwriting or other agreement, then such shares of Preferred Stock (including any shares of Preferred Stock issuable upon (i) conversion or exchange of Debt Securities that are convertible or exchangeable into Common Stock or (ii) exercise of any Warrants for Preferred Stock) will be validly issued, fully paid and non-assessable.

     4. When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the shares of the class of currently outstanding Common Stock proposed to be sold by the Company, or upon designation of the relative rights, preferences and limitations of any other class or series of Common Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such class or series of Common Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such class or series of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are paid for, issued and delivered in accordance with the applicable underwriting or other agreement, then such shares of Common Stock (including any shares of Common Stock issuable upon (i) conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock, (ii) conversion or exchange of any shares of Preferred Stock that are convertible or exchangeable into Common Stock or (iii) exercise of any Warrants for Common Stock) will be validly issued, fully paid and non-assessable.

     5. Assuming that a warrant agreement relating to the Warrants, (the "Warrant Agreement") has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any

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XTO Energy Inc.
December 7, 2001
Page 3

applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     This opinion is further limited and qualified in all respects as follows:

     This opinion is specifically limited to matters of the existing laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

     This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

     This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Validity of Offered Securities" in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                         Respectfully submitted,

                                         /s/ Kelly, Hart & Hallman

                                         KELLY, HART & HALLMAN
                                         (a professional corporation)